FOX FACTORY HOLDING CORP.
2013 OMNIBUS PLAN

Restricted Stock Unit Award Agreement - Taiwan

Name of Participant:      [NAME]
Grant Date:      [DATE]

THIS AGREEMENT (the “Agreement”), is executed as of [DATE], between Fox Factory Holding Corp., a Delaware corporation (“Fox Factory” or the “Company”), and [NAME] (the "Participant") an Employee at the Taiwan Branch of Fox Factory Switzerland GmbH (the "Employer"), an Affiliate of Fox Factory, provided that the Company may rescind and nullify this Agreement and the award made hereunder if the Participant does not execute this Agreement within twenty-one (21) days after the date hereof.
RECITALS:
Fox Factory desires to carry out the purposes of Fox Factory Holding Corp. 2013 Omnibus Plan, as it may be amended and/or restated (the “Plan”), by affording the Participant a long-term incentive compensation opportunity as hereinafter provided.
In consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Incorporation of Plan. The rights and duties of Fox Factory and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise provided herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
2.Grant of Award; Vesting.
a.Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Participant an award of [WRITTEN NUMBER] [(#)] Restricted Stock Units consisting of the right (this “Award”) to earn an aggregate of [WRITTEN NUMBER] [(#)] shares (the “Shares”) of common stock, par value $0.001 per share, of the Company subject to the terms and conditions set forth in this Agreement. Such Shares shall not be issued, and the Participant shall have no rights as a Shareholder of the Company, until Shares are issued pursuant to Section 5 below.
b.Subject to the terms of this Agreement and those of the Plan, this Award shall vest and become earned at its Fair Market Value in four, equal installments, determined with respect to the aggregate number of Restricted Stock Units and Shares designated in Section 2(a) above, as follows: 25% on July 31, 2018, 25% on July 31, 2019, 25% on July 31, 2020 and 25% on July 31, 2021; provided that the Participant’s service with the Employer, its Affiliate and their subsidiaries has not ceased before the particular vesting date.
c.Except as provided in the Plan and in this Agreement, if the Participant’s continuous service with the Employer ceases, this Award, to the extent not then vested, shall immediately terminate without consideration.
3.Vesting of Award. The Committee has sole authority (unless arbitrary and capricious) to determine whether and to what degree the Award has vested and is payable and to interpret the terms and conditions of this Agreement and the Plan.
4.Forfeiture of Award. Except as set forth in Section 13(c) of the Plan, in the event that the continuous service of the Participant with the Employer or an Affiliate terminates for any reason and the Award has not vested pursuant to Section 2, then the Award, to the extent not vested as of the Participant’s termination of continuous service date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying the Award. The Committee (or its designee, to the extent permitted under this Agreement or the Plan) shall have sole discretion (unless arbitrary and capricious) to determine if a Participant’s rights have terminated pursuant to the Plan and this Agreement, including but not limited to the authority to determine the basis for the Participant’s termination of continuous service. The Participant expressly acknowledges and agrees that, except as otherwise provided in this Agreement or Section 13(c) of the Plan, the termination of the Participant’s continuous service shall result in forfeiture of the Award and any underlying payout to the extent the Award has not vested as of the Participant’s termination of continuous service date. For the purposes of this Agreement and the Plan, a legal leave under short term disability or Labor Standard Act or similar law shall not be deemed to be a termination of the Participant’s continuous service; provided, however, that no such leave shall last longer than six continuous months.
5.Award Payout.
a.The Award and the number of Shares that the Award represents shall, to the extent vested on each particular vesting date, be payable, and paid, in whole shares of Common Stock, with cash being paid in lieu of fractional Shares and with each settlement to include any dividends that accrued on the vested Shares from the Grant Date through the settlement date.
b.Award payout shall, upon vesting of the Award, be made to the Participant (or in the event of the Participant’s death, to the Participant’s beneficiary or beneficiaries) in a lump sum as soon as practicable, but in all cases within two and one-half (2-1/2) months following the applicable vesting date.
6.No Right to Continued Employment or Service. Neither the Plan, the grant of the Award, nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of Fox Factory, the Employer or an Affiliate, or affect in any way the right of Fox Factory, the Employer or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Committee, all rights of the Participant with respect to the Award shall terminate upon termination of the employment or service of the Participant with Fox Factory, the Employer or an Affiliate. The grant of the Award does not create any obligation on the part of Fox Factory, the Employer or an Affiliate to grant any further awards. So long as the Participant shall continue to be an employee of Fox Factory, the Employer or an Affiliate, the Award shall not be affected by any change in the duties or position of the Participant.
7.Nontransferability of Award and Shares. The Award, and any Award payout, shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary in accordance with Plan procedures does not constitute a transfer.
8.Superseding Agreement: Binding Effect. This Agreement supersedes any statements, representations or agreements of Fox Factory with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, non-solicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and Fox Factory or an Affiliate, including, but not limited to, any restrictive covenants contained in such agreements.
9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law, and in accordance with applicable United States federal laws.
10.Amendment and Termination, Waiver. Subject to the terms of the Plan, this Agreement may be amended or terminated only by the written agreement of the parties hereto. The waiver by Fox Factory of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to Section 409A and federal securities laws), and the Participant hereby consents to any such amendments to the Plan and this Agreement.
11.Withholding; Tax Matters.
a.Fox Factory, the Employer or an Affiliate shall report all income and withhold all required local, state, federal, foreign income and other taxes and any other amounts required to be withheld by any governmental authority or law from any amount payable in cash with respect to the Award. Prior to the delivery or transfer of any shares of Common Stock or any other benefit conferred under the Plan, the Employer shall require the Participant to pay to the Employer in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Employer or an Affiliate to such authority for the account of such recipient. Alternatively, at the election of Participant, Participant shall be entitled (subject to procedures satisfactory to the Committee) to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income, employment and other tax obligations relating to the Award, by electing (the “election”) to have Fox Factory withhold shares of Common Stock from the shares of Common Stock to which the recipient is entitled. The number of shares of Common Stock to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to the amount of such obligations being satisfied. Each election must be made in writing to the Committee in accordance with election procedures established by the Committee.
b.Neither Fox Factory nor the Employer have any warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or the payout, if any, pursuant to the Award, and the Participant is in no manner relying on Fox Factory, the Employeror its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences with respect to the Award and that the Participant should consult a tax advisor. The Participant acknowledges that the Participant has been advised that the Participant should consult with the Participant’s own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that Fox Factory has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
12.Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on the parties hereto.
13.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in this Agreement and any other equity grant materials ("Data") by and among, as applicable, the Fox Factory, the Employer and any Affiliate employer for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan. The Participant understands that Fox Factory and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in Fox Factory or the Employer, details of all equity or any other entitled to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Participant understands that Data may be transferred to a third party (or third parties) to assist Fox Factory and the Employer with the implementation, administration and management of the Plan. The Participant understands the recipients of the Data may be located in the Participant’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes Fox Factory and the Employer, and any foregoing third party, and any other possible recipients which may assist Fox Factory or the Employer (whether presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired upon settlement of the Award. The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later revokes his or her consent, the Participant’s employment status or Service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that Fox Factory or the Employer would not be able to grant restricted stock units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
1.Waiver of Plan Entitlement Rights. Notwithstanding anything in this Agreement to the contrary or any other agreement to the contrary, the Participant further agrees that (i) the Participant is not entitled to, and has no rights to, future Awards, (ii) any rights of the Participant to future Awards shall be in the sole discretion of Fox Factory and the Employer, (iii) either Fox Factory or the Employer may discontinue the granting of future Awards at any time, without notice and without the Participant’s consent, (iv) the Award is discretionary on behalf of Fox Factory or the Employer and is not related to the salary or any other contractual benefits granted to the Participant by the Employer, and therefore, any benefits derived from the Award will not under any circumstances be considered as an integral part of the Participant’s compensation, (v) the value of the Award will not be considered at any time for purposes of any severance calculations associated with the Participant, and (vi) the Participant understands and agrees that any modification to this Award shall not constitute a change or impairment of the terms and conditions of his or her employment with the Employer.
2.Notices. Any and all notices under this Agreement shall be in writing and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of Fox Factory, 6634 Hwy 53, Braselton, GA 30517; Attention: Compensation Committee, and in the case of the Participant, to the last known address of the Participant as reflected in Fox Factory’s records.
3.Severability. The provisions of this Agreement are severable; and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
4.Compliance with Laws, Restrictions on Award and Shares of Common Stock. Fox Factory may impose such restrictions on the Award and the shares of Common Stock or other benefits underlying the Award or relating to the payout of the Award as it may deem advisable in order to comply with restrictions under the federal securities laws, federal tax laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or shares of Common Stock. Notwithstanding any other provision in the Plan or this Agreement to the contrary, Fox Factory shall not be obligated to issue, deliver or transfer any shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). Fox Factory may cause a restrictive legend or legends to be placed on any certificate for shares of Common Stock issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
5.Successors and Assigns. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the Participant and the Participant’s executors, Committees and permitted transferees and beneficiaries and Fox Factory and its successors and assigns.
6.Counterparts, Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.
7.Right of Offset. Notwithstanding any other provision of the Plan or this Agreement, Fox Factory may reduce the amount of any benefit or payment otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to Fox Factory or an Affiliate that is or becomes due and payable, and the Participant shall be deemed to have consented to such reduction.
8.Adjustment of Award.
a.In the event of any change in the outstanding Shares by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Committee deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options or Stock Appreciation Rights, and the numerical limits contained in Section 4(a) of the Plan. Notwithstanding the preceding sentence, the number of Shares subject to any Award always will be a whole number.
b.Notwithstanding anything contained in the Plan or elsewhere in this Agreement to the contrary, (i) the Committee, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002), retains the right at all times to decrease or terminate the Award and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Committee as necessary to comply with applicable law; and (ii) in the event any legislation, regulation(s), or formal guidance require(s) any compensation payable under the Plan (including, without limitation, the Award) to be deferred, reduced, eliminated, or subjected to vesting, the Award shall be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions as, and solely to the extent, required by such legislation, regulation(s), or formal regulatory guidance.
[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of Fox Factory and by the Participant effective as of the day and year first above written.

FOX FACTORY HOLDING CORP.

By:

Name:

Its:

PARTICIPANT

Participant Name

Date Signed